Exhibit 10.3

AGREEMENT

AGREEMENT dated this 18 day of November 2005, by and between Southridge Technology Group, Inc. (hereinafter “STG”), a Delaware Corporation, with offices located at  90 Grove Street, Ridgefield, CT 06877 and Joseph M. Garzi, President of STG.

WHEREAS, STG has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement includes in the Liquidity section, a specific discussion of STG’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of STG herewith agrees to defer STG compensation otherwise payable to him so as to permit STG to remain viable and further agrees to loan STG amounts necessary to meet STG’s expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay STG’s costs and expenses.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when STG has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 18 day of November 2005.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

By:  /s/ Joseph M. Garzi

Joseph M. Garzi, President

By:  /s/ Joseph M. Garzi

Joseph M. Garzi, Individually

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